Exhibit 99

April 22, 2004

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER RESULTS

     Helmerich & Payne, Inc. reported net income of $6,048,000 ($0.12 per diluted share) from revenues of $151,186,000 for its second fiscal quarter ended March 31, 2004, compared with net income of $2,574,000 ($0.05 per diluted share) from revenues of $126,320,000 during last year’s second fiscal quarter ended March 31, 2003. Net income for this year’s second quarter includes $4,337,000 ($0.09 per share) of after-tax gains from the sale of portfolio securities. There were no material gains from portfolio sales in last year’s second quarter.

     Although net income for the Company was up compared with both last year’s second quarter and this year’s first quarter, total operating profit from the Company’s core contract drilling operations was down from both comparative periods. The primary reasons for the decline were a $1.4 million currency devaluation loss in Venezuela (previously announced February 13, 2004), reduced profitability in the Company’s offshore platform rig segment, and higher depreciation expenses due to four additional FlexRigs® brought into service during the first and second quarter. The decline from the previous quarter was further accentuated by decreases in rig activity and profitability in the Company’s operations in Colombia and Ecuador, and the higher effective income tax rate caused by the tax treatment of the devaluation loss in Venezuela.

U.S. Land

     U.S. land rig utilization for this year’s second quarter increased to 86%, from 81% the previous quarter and 80% for last year’s second quarter. Cash margins per rig day for the second quarter, ($3,270 per day) were down from the previous quarter ($3,499), but up from last year’s second quarter ($3,038). (See accompanying segment data for complete statistics for all business segments.) Operating profit declined sequentially due to the reduction in operating margin and an $857,000 increase in depreciation expense, even though total revenue days increased by over 7% to 6,758 days in the second quarter.

U. S. Offshore Platform

     Operating profit for the U.S. offshore platform rig segment fell slightly sequentially, but was down by roughly 50% compared to last year’s second quarter. During this year’s second quarter, rig utilization for the Company’s 12 rigs was the same as in the previous quarter (42%) but was down from the 50% recorded during last year’s second quarter. Since last year’s second quarter, one rig has been stacked and two rigs that were working on full dayrate were changed to standby status with reduced cash margins. A sixth H&P rig commenced operations in early April, bringing utilization to 50% and adding the potential for modest improvement next quarter.

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April 22, 2004
News Release

International

     International rig utilization was generally flat with the previous quarter at slightly over 50%, compared with 41% during last year’s second quarter. As mentioned above, segment operating profit was down sequentially due to a currency devaluation loss in Venezuela and declines in activity in Colombia and Ecuador.

     Company President and C.E.O., Hans Helmerich commented; “The improvement in activity levels continues to materialize very slowly. This is particularly true for our two most challenging segments, the offshore platform and international operations, which together constitute a third of our rig fleet. We share the hope of many in the industry that while the pace of improvement has been frustrating, the unfolding up cycle will be longer in duration than previous cycles.”

     Helmerich & Payne, Inc. (HP/NYSE) is a contract drilling company that owns 88 U.S. land rigs, 12 U.S. platform rigs located in the Gulf of Mexico, 30 rigs located in South America, one rig in Hungary and one rig in Chad, for a total of 132 rigs. The Company currently operates 50 H&P-designed FlexRigs®.

     Helmerich & Payne, Inc.’s conference call/webcast, scheduled for this afternoon, is at http://www.firstcallevents.com/service/ajwz403832488gf12.html and will begin at 3:30 ET (2:30 CT). If you are unable to participate during the live webcast, the call will be archived for 60 days on the website listed above as well as on H&P’s website at www.hpinc.com.

     The information to be disclosed in the conference call and webcast shall include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by H&P from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, H&P’s actual results may differ materially from those indicated or implied by such forward-looking statements.

Contact: Doug Fears
(918) 588-5208

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News Release
April 22, 2004

HELMERICH & PAYNE, INC.
Unaudited
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
CONSOLIDATED STATEMENTS OF INCOME	2003	2004	2003	2004	2003
REVENUES
Operating revenues	$134,870	$143,463	$125,459	$278,333	$237,963
Income from investments	4,024	7,723	861	11,747	1,670

	138,894	151,186	126,320	290,080	239,633

COSTS AND EXPENSES
Direct operating costs	93,527	104,660	87,353	198,187	168,409
Depreciation	22,268	23,402	19,943	45,670	38,179
General and administrative	9,102	9,789	11,536	18,891	22,516
Interest	3,222	3,112	3,032	6,334	5,802

	128,119	140,963	121,864	269,082	234,906

Income before income taxes and equity in income (loss) of affiliates	10,775	10,223	4,456	20,998	4,727
Provision for income taxes	4,526	4,484	1,915	9,010	2,032
Equity in income (loss) of affiliates net of income taxes	(620)	309	33	(311)	486

NET INCOME	$5,629	$6,048	$2,574	$11,677	$3,181

Earnings per common share:
Basic	$0.11	$0.12	$0.05	$0.23	$0.06
Diluted	$0.11	$0.12	$0.05	$0.23	$0.06
Average common shares outstanding:
Basic	50,154	50,263	50,023	50,209	50,001
Diluted	50,667	50,903	50,539	50,784	50,503

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News Release
April 22, 2004

HELMERICH & PAYNE, INC.
Unaudited
(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	3/31/04	9/30/03
ASSETS
Cash and cash equivalents	$30,558	$38,189
Other current assets	182,303	159,342

Total current assets	212,861	197,531

Investments	173,195	158,770
Net property, plant, and equipment	1,063,923	1,058,205
Other assets	1,021	1,329

TOTAL ASSETS	$1,451,000	$1,415,835

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$76,033	$88,618
Total noncurrent liabilities	237,975	209,966
Long-term notes payable	200,000	200,000
Total shareholders’ equity	936,992	917,251

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,451,000	$1,415,835

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News Release
April 22, 2004

	Six Months Ended
	March 31
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS	2004	2003
	(Amounts in thousands)
OPERATING ACTIVITIES:
Net Income	$11,677	$3,181
Depreciation	45,670	38,179
Changes in assets and liabilities	(12,047)	(1,159)
Gain on sale of assets	(8,672)	(827)
Other	545	(294)

Net cash provided by operating activities	37,173	39,080

INVESTING ACTIVITIES:
Capital expenditures	(52,657)	(137,803)
Proceeds from sale of assets	16,940	2,732

Net cash used in investing activities	(35,717)	(135,071)

FINANCING ACTIVITIES:
Net proceeds (payments) from notes payable	(5,000)	100,000
Dividends paid	(8,050)	(8,004)
Proceeds from exercise of stock options	3,963	360

Net cash (used in) provided by financing activities	(9,087)	92,356

Net decrease in cash and cash equivalents	(7,631)	(3,635)
Cash and cash equivalents, beginning of period	38,189	46,883

Cash and cash equivalents, end of period	$30,558	$43,248

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News Release
April 22, 2004

SEGMENT REPORTING

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2003	2004	2003	2004	2003
		(Amounts in thousands, except operating statistics)
US LAND OPERATIONS
Revenues	$75,468	$83,045	$65,412	$158,513	$124,450
Direct operating expenses	53,490	60,943	49,136	114,433	94,992
General and administrative expense	1,925	1,867	2,148	3,792	5,485
Depreciation	13,063	13,920	10,484	26,983	19,434

Operating profit	$6,990	$6,315	$3,644	$13,305	4,539

Activity days	6,280	6,758	5,357	13,038	10,372
Average rig revenue per day	$11,340	$11,302	$11,428	$11,320	$11,377
Average rig expense per day	$7,841	$8,032	$8,390	$7,940	$8,536
Average rig margin per day	$3,499	$3,270	$3,038	$3,380	$2,841
Rig utilization	81%	86%	80%	83%	80%

US OFFSHORE OPERATIONS
Revenues	$20,865	$18,901	$28,079	$39,766	$55,790
Direct operating expenses	12,722	10,997	15,420	23,719	31,519
General and administrative expense	729	767	849	1,496	1,588
Depreciation	3,039	3,031	3,187	6,070	6,329

Operating profit	$4,375	$4,106	$8,623	$8,481	$16,354

Activity days	460	455	540	915	1,112
Average rig revenue per day	$32,790	$29,276	$38,146	$31,042	$37,084
Average rig expense per day	$17,584	$14,481	$17,794	$16,041	$17,824
Average rig margin per day	$15,206	$14,795	$20,352	$15,001	$19,260
Rig utilization	42%	42%	50%	42%	51%

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News Release
April 22, 2004

SEGMENT REPORTING

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2003	2004	2003	2004	2003
	(Amounts in thousands)
INTERNATIONAL OPERATIONS
Revenues	$36,144	$39,277	$29,451	$75,421	$52,975
Direct operating expenses	26,672	32,056	22,257	58,728	40,752
General and administrative expense	628	561	964	1,189	1,682
Depreciation	5,021	5,139	4,982	10,160	9,885

Operating profit	$3,823	$1,521	$1,248	$5,344	$656

Activity days	1,534	1,473	1,205	3,007	2,196
Average rig revenue per day	$19,208	$21,826	$19,439	$20,490	$19,092
Average rig expense per day	$13,399	$16,645	$14,146	$14,988	$14,447
Average rig margin per day	$5,809	$5,181	$5,293	$5,502	$4,645
Rig utilization	53%	51%	41%	52%	37%

Per day calculations for international operations exclude gains and losses from translation of foreign currency transactions.

Operating statistics exclude the effects of offshore platform management contracts, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

US Land Operations	$4,252	$6,666	$4,193	$10,918	$6,453
US Offshore Operations	$1,601	$1,551	$2,584	$3,152	$4,590
International Operations	$3,261	$3,510	$2,748	$6,771	$4,468

REAL ESTATE
Revenues	$2,393	$2,240	$2,517	$4,633	$4,748
Direct operating expenses	613	632	494	1,245	924
Depreciation	524	561	663	1,085	1,298

Operating profit	$1,256	$1,047	$1,360	$2,303	$2,526

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News Release
April 22, 2004

SEGMENT REPORTING

The following table reconciles segment operating profit per the information above to income before income taxes and equity in income of affiliates as reported on the Consolidated Condensed Statements of Income (in thousands).

	Three Months Ended			Six Months Ended
	Dec. 31	March 31		March 31
	2003	2004	2003	2004	2003
Operating Profit
US Land	$6,990	$6,315	$3,644	$13,305	$4,539
US Offshore	4,375	4,106	8,623	8,481	16,354
International	3,823	1,521	1,248	5,344	656
Real Estate	1,256	1,047	1,360	2,303	2,526

Segment operating profits	$16,444	$12,989	$14,875	$29,433	$24,075

Unallocated amounts:
Income from investments	4,024	7,723	861	11,747	1,670
Corporate general & administrative	(5,820)	(6,594)	(7,575)	(12,414)	(13,761)
Interest expense	(3,222)	(3,112)	(3,032)	(6,334)	(5,802)
Other depreciation	(621)	(751)	(627)	(1,372)	(1,233)
Other expense	(30)	(32)	(46)	(62)	(222)

Total unallocated amounts	(5,669)	(2,766)	(10,419)	(8,435)	(19,348)

Income before income taxes and equity in income (loss) of affiliates	$10,775	$10,223	$4,456	$20,998	$4,727

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